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                                                                   EXHIBIT 23(F)






                      ALDAY, TILLMAN, WRIGHT & GILES, P.C.
                          Certified Public Accountants



We consent to the use of our report included in the joint proxy statement and prospectus of Cavalier Homes, Inc. and Belmont Homes, Inc. and to the reference to our firm under the heading "experts" in the joint proxy statement and prospectus.


/s/ Alday, Tillman, Wright & Giles, P.C.
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Alday, Tillman, Wright & Giles, P.C.
Valdosta, Georgia

November 26, 1997